CUSIP No. 03782L101

EXHIBIT A

TRANSACTIONS EFFECTED IN THE LAST SIXTY DAYS

All of the below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
01/11/2023	Purchase	113,717	$31.77	(1)
01/11/2023	Purchase	53,216	$32.42	(2)
01/12/2023	Purchase	2,715	$32.60	(3)
01/12/2023	Purchase	7,864	$33.53	(4)
01/12/2023	Purchase	28,201	$34.58	(5)
01/13/2023	Purchase	8,714	$34.73	(6)
01/13/2023	Purchase	39,160	$35.54	(7)
01/13/2023	Purchase	581	$36.03	(8)
01/17/2023	Purchase	3,520	$35.88	(9)
01/17/2023	Purchase	12,835	$36.58	(10)
01/17/2023	Purchase	27,233	$37.13	(11)
01/18/2023	Purchase	114	$36.99
01/18/2023	Purchase	164,618	$37.39	(12)
01/18/2023	Purchase	4,755	$38.34	(13)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
01/11/2023	Purchase	5,495	$31.77	(1)
01/11/2023	Purchase	2,572	$32.42	(2)
01/12/2023	Purchase	85	$32.60	(3)
01/12/2023	Purchase	247	$33.53	(4)
01/12/2023	Purchase	888	$34.58	(5)
01/13/2023	Purchase	278	$34.73	(6)
01/13/2023	Purchase	1,248	$35.54	(7)
01/13/2023	Purchase	19	$36.03	(8)
01/17/2023	Purchase	114	$35.88	(9)
01/17/2023	Purchase	416	$36.58	(10)
01/17/2023	Purchase	882	$37.13	(11)
01/18/2023	Purchase	4	$36.99
01/18/2023	Purchase	5,354	$37.39	(12)
01/18/2023	Purchase	155	$38.34	(13)

(1)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $31.36 to $31.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $32.00 to $32.70. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $32.44 to $32.95. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 03782L101

(4)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $33.00 to $33.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(5)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $34.00 to $34.83. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $34.24 to $34.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $35.00 to $35.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $36.00 to $36.08. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $35.65 to $35.99. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $36.01 to $37.00. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $37.00 to $37.29. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $37.01 to $37.98. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(13)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $38.00 to $38.66. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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